SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         October 3, 2003

InSight Health Services Holdings Corp.
(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices)		(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                                          Financial statements of businesses acquired.

The financial statements of CDL Medical Technologies, Inc. and Subsidiary (“CDL”) required by this item are attached as Exhibit 99.1.

(b)                                                         Pro forma financial information (unaudited).

The unaudited pro forma combined condensed financial statements are presented in Exhibit 99.2 and reflect the acquisition of twenty-two (22) mobile diagnostic imaging facilities and operations related thereto, owned by CDL by InSight Health Services Holdings Corp. (“Registrant” or “Company”) through its wholly owned subsidiary, InSight Health Corp.  The unaudited pro forma combined condensed financial statements are provided for informational purposes only and are not necessarily indicative of the results that actually would have occurred had the acquisition been in effect for the period presented.

The unaudited pro forma combined condensed balance sheet is based on the historical balance sheet as of June 30, 2003 and is presented as if the acquisition had been consummated at that date.  The unaudited proforma combined condensed statement of income is based on the historical statements of income of each of the Registrant and CDL for the year ended June 30, 2003 and reflect certain adjustments to give effect to the acquisition as if it had occurred on July 1, 2002.

Pro forma adjustments are based on the purchase method of accounting and a preliminary allocation of the purchase price.  However, changes to the adjustments included in the unaudited pro forma combined condensed financial statements are expected due to the actual timing of the transaction and as evaluations of assets and liabilities are completed and additional information becomes available.  Accordingly, the final allocated values will differ from the amounts used to calculate the adjustment in the unaudited pro forma combined condensed statement of income.

(c)                                                          Exhibits.

99.1                           Financial Statements of CDL Medical Technologies, Inc. and Subsidiary (filed herewith).

99.2                           Unaudited Pro Forma Combined Condensed Financial Statements of InSight Health Services Holdings Corp. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 3, 2003

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ Brian G. Drazba
Brian G. Drazba
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Financial Statements of CDL Medical Technologies, Inc. and Subsidiary (filed herewith).

99.2	Unaudited Pro Forma Combined Condensed Financial Statements of InSight Health Services Holdings Corp. (filed herewith).